 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of Metromile, Inc. of our report dated March 30, 2021, relating to the consolidated financial statements of Metromile, Inc., as of December 31, 2020 and 2019, and for the years then ended, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California

March 31, 2021